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                               EXHIBIT 5

                   OPINION OF WILLKIE FARR & GALLAGHER



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                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                          New York, New York  10022



September 6, 1996




CellularVision USA, Inc.
505 Park Avenue
New York, New York 10022

         Re:      Registration Statement on Form S-8

Dear Sirs:

We have acted as counsel for CellularVision USA, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,250,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") to be issued pursuant to the terms of the Company's 1995 Stock Incentive Plan (the "Plan").

In connection therewith, we have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock to be filed with the Securities and Exchange Commission on or about September 6, 1996, and we are familiar with the corporate proceedings taken to date in connection with the authorization and issuance of the Common Stock.

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing and assuming that the Common Stock will be issued and sold pursuant to the terms of the Plan, we are of the opinion that the shares of Common Stock to be sold by the Company, pursuant to the Registration Statement have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable.

No person or entity other than you may rely or claim reliance upon this opinion. This opinion is limited to the

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matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We call to your attention that we are not admitted to practice, do not purport to be experts in the laws of, and, accordingly, do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Willkie Farr & Gallagher